Exhibit 99.1

June 18, 2010

Dear Fellow Shareholder:

Casey’s General Stores recently announced another year of record financial results.  I would like to take this opportunity to provide some highlights of fiscal 2010 and outline how we intend to continue our strong performance in fiscal 2011 and beyond.

Outstanding Performance in Fiscal 2010.  For fiscal 2010, we reported basic earnings per share (EPS) of $2.30, a 36% increase – or $0.61 per share – over fiscal 2009, which was our previous best annual performance.  Strong average margins of 13.9 cents per gallon in our gasoline and 63.8% in our prepared food and fountain categories, and the continued expansion of our store base, were the primary drivers of this strong result.  We are especially proud of these record results because they were achieved in a very challenging overall business climate.

Building on Successful Performance Track Record.  Our fiscal 2010 performance builds on the strong momentum we have generated through our disciplined approach to the business.  We continue to have the highest margins in the industry, and our inside same-store sales performance has now been positive for 25 consecutive quarters, averaging 5.9% for the five fiscal years ended April 30, 2010 versus the convenience store peer average of 3.8% for the comparable fiscal period.  All of these achievements have enabled us to increase our dividend at a compound annual growth rate of more than 18% over the last five calendar years, including our recent decision to raise the quarterly dividend to $0.10 per share.

Exciting Opportunities to Grow and Deliver Value to Shareholders.  We have important strategic initiatives underway that we expect will contribute meaningfully to our top and bottom lines and increase shareholder value, including:
▪
New-Store Design. We are rolling out our new store design that includes an increased cooler capacity, expanded coffee and fountain offerings, and a made-to-order sub-sandwich program.  115 of our stores now have this design, which are already performing above our chain-wide average, and we plan to incorporate the new design into at least 40 more stores in fiscal 2011.

▪	Prepared Food Price Increases. We have increased prices on certain prepared food products and expect they will expand margins and boost total prepared food same-store sales.
▪
Expanding Store Footprint. Our strong balance sheet and self-distribution system are enabling us to expand our footprint through new store openings and strategic acquisitions in our existing and adjacent markets.  In fiscal 2011, we plan to increase the total number of stores by 4 to 6 percent.

Board Recommends Against Couche-Tard Tender Offer.  As you know, your Board of Directors strongly recommends that shareholders NOT tender into the unsolicited $36 per share offer from Alimentation Couche-Tard.  We believe the offer substantially undervalues Casey’s and that we can deliver far greater value by continuing to execute on our strategic initiatives.

Thank you very much for your continued support of Casey’s.  We appreciate the very positive feedback we have received from many of you.  Our accomplishments during this banner year have positioned Casey’s favorably to push performance to new heights and deliver on our fiscal 2011 goals and beyond.

Best regards,

Robert Myers
President and CEO

Important Information

This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the tender offer commenced by Alimentation Couche-Tard, Inc. (“Couche-Tard”) referred to in this communication, Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey’s will file with the SEC and mail to its shareholders a proxy statement in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the proxy statement relating to the 2010 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders will be able to obtain a free copy of the proxy statement and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the proxy statement and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants

Casey’s, its directors and executive officers may be deemed to be participants in the solicitation of Casey’s security holders in connection with its 2010 Annual Meeting of Shareholders.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey’s Annual Report on Form 10-K for the year ended April 30, 2009, which was filed with the SEC on June 29, 2009, and its proxy statement for the 2009 Annual Meeting of Shareholders, which was filed with the SEC on August 10, 2009. To the extent holdings of Casey’s securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2010 Annual Meeting of Shareholders when it is filed by Casey’s with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements

This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements. We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers and the other risks and uncertainties included from time to time in our filings with the SEC. We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations. We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.